Back to Form 8-K
Exhibit 99.1

WellCare Announces Pricing Of Notes

Tampa, Fla. (Nov. 8, 2013) – WellCare Health Plans, Inc. (NYSE: WCG) (“WellCare”) today announced that on November 8, 2013 it priced $600 million aggregate principal amount of its senior notes in a public offering made pursuant to a registration statement and a related preliminary prospectus supplement filed by WellCare with the U.S. Securities and Exchange Commission (“SEC”). Goldman, Sachs & Co., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. were the joint bookrunning managers of the offering. The notes will be issued at 100.0% and bear interest at 5.75%, resulting in a yield of 5.75%. The notes mature on November 15, 2020, with a first interest payment date of May 15, 2014. The offering is expected to close on or about November 14, 2013. The issuance of the notes will be subject to customary closing conditions.

WellCare intends to use the net proceeds of the offering to repay and terminate the company’s existing senior secured credit agreement and for general corporate purposes, including organic growth opportunities and potential acquisitions. Pending such use, the proceeds may be invested temporarily in short-term interest-bearing, investment-grade securities or similar assets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus and the related preliminary prospectus supplement. Before you invest, you should read the prospectus and the related preliminary prospectus supplement, the registration statement and other documents that WellCare has filed with the SEC for more complete information about WellCare and this offering. Copies of the prospectus, the related preliminary prospectus supplement and registration statement can be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or e-mail at prospectus-ny@ny.email.gs.com, from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-866-803-9204, or from SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Road, NE, Atlanta, GA 30326, by telephone at 404-926-5744, or by email at STRH.Prospectus@suntrust.com. Alternatively, you may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company served approximately 2.8 million members nationwide as of September 30, 2013. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding WellCare's intended use of proceeds are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, including due to sequestration, WellCare’s ability to estimate and manage medical benefits effectively, the satisfaction of the closing conditions for the acquisitions and the receipt of regulatory approval for acquisitions.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare's Annual Report on Form 10-K for the year ended December 31, 2012, and in WellCare's Quarterly Report on Form 10-Q for the period ended September 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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CONTACTS:
Investor Relations
Gregg Haddad
813-206-3916
gregg.haddad@wellcare.com

Media Relations
Crystal Warwell Walker
813-206-2697
crystal.walker@wellcare.com

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